                                                              Exhibit 99.(a)(6)

           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 1

GUIDELINES FOR DETERMINING WHAT NAME AND NUMBER TO GIVE THE PAYER.

Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------------------
                                          GIVE THE NAME AND
FOR THIS TYPE OF ACCOUNT:                 SOCIAL SECURITY
                                          NUMBER OF:
--------------------------------------------------------------------
1.   Individual                           The individual

2.   Two or more individuals (joint       The actual owner of the
     account)                             account or, if combined
                                          funds, the first individual
                                          on the account(1)

3.   Custodian account of a minor         The minor(2)
     (Uniform Gift to Minors Act)

4.   a.  The usual revocable              The grantor-trustee(1)
         savings trust (grantor
         is also trustee)

     b.  So-called trust account          The actual owner(1)
         that is not a legal or
         valid trust under state
         law

5.   Sole proprietorship                  The owner(3)

6.   Sole proprietorship                  The owner(3)

7.   A valid trust, estate or             The legal entity(4)
     pension trust

8.   Corporate                            The corporation

9.   Association, club, religious,        The organization
     charitable educational or
     other tax-exempt organization

10.  Partnership                          The partnership

11.  A broker or registered nominee       The broker or nominee

12.  Account with the Department of       The public entity
     Agriculture in the  name of a
     public  entity (such as a
     state or local government,
     school district or prison)
     that receives agricultural
     program payments
--------------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. Either the social security number or the employer identification number may be furnished.
(4) List first and circle the name of the legal trust, estate or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A TAXPAYER IDENTIFICATION NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Box 2, sign and date the Substitute Form W-9, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Set forth below is a list of payees that are exempt from backup withholding with respect to all or certain types of payments. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, all payees listed in items (1) through (13) and any person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. For barter exchange transactions and patronage dividends, the payees listed in items
(1) through (5) are exempt. For payments subject to reporting under Sections 6041 and 6041A, the payees listed in items (1) through (7) are generally exempt.

   (1) An organization exempt from tax under Section 501(a), any IRA or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

   (2) The United States or any of its agencies or instrumentalities.

   (3) A state, the District of Columbia, a possession of the United States or any of their subdivisions or instrumentalities.

   (4) A foreign government or any of its political subdivisions, agencies or instrumentalities.

   (5) An international organization or any of its agencies or instrumentalities.

   (6) A corporation.

   (7) A foreign central bank of issue.

   (8) A dealer in securities or commodities registered in the United States, the District of Columbia or a possession of the United States.

   (9) A futures commission merchant registered with the Commodity Futures Trading Commission.

   (10) A real estate investment trust.

   (11) An entity registered at all times under the Investment Company Act of 1940.

   (12) A common trust fund operated by a bank under Section 584(a).

   (13) A financial institution.

   (14) A middleman known in the investment community as a nominee or custodian.

   (15) A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o   Payments to nonresident aliens subject to withholding under Section 1441.
o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.
o   Payments of patronage dividends not paid in money.
o   Payments made by certain foreign organizations.
o   Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
o   Payments described in Section 6049(b)(5) to non-resident aliens.
o   Payments on tax-free covenant bonds under Section 1451.
o   Payments made by certain foreign organizations.
o   Mortgage or student loan interest paid to you.

To avoid possible erroneous backup withholding, exempt payees described above should furnish their taxpayer identification number, check the Exempt Payee Box, and return the Substitute Form W-9 to the payer.

Certain payments other than dividends, patronage dividends and interest that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N
and the regulations promulgated thereunder.

PRIVACY ACT NOTICE

Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable dividend, interest and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties.

            FOR ADDITIONAL INFORMATION CONSULT YOUR TAX ADVISER OR
                        THE INTERNAL REVENUE SERVICE